EX-99.906CERT

CERTIFICATION

James F. Laird, Jr., Chief Executive Officer, and Gary R. Young, Chief Financial Officer, of Diamond Hill Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.    The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2006 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Diamond Hill Funds	Diamond Hill Funds

/s/ James F. Laird	/s/ Gary R. Young
James F. Laird, Jr.	Gary R. Young
Date: August 30, 2006	Date: August 30, 2006

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Diamond Hill Funds and will be retained by Diamond Hill Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.